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                                                                   Exhibit 10.26

                                                [Logo Of Chicago Board Of Trade]


                                March 21, 2001

James P. Amaral
195 North Harbor Drive
#2102
Chicago, IL 60601

Dear Jim:

     This separation agreement ("Agreement") will confirm the agreement between you and the Board of Trade of the City of Chicago ("Exchange") as follows:

     1.   Separation from the Company

          By signing this agreement you acknowledge that your separation from the Exchange will be effective on March 30, 2001 (the "Separation Date"). As of the Separation Date, you will no longer be required to fulfill any of the duties and responsibilities associated with your position.

     2.   Severance Payments

          The Exchange agrees to pay you the aggregate sum of $215,384.61 in semi-monthly installments according to regular payroll practices, less deductions required by law, commencing on the first scheduled payroll date to occur following the date on which this Agreement becomes effective and enforceable ("Severance Payments"). Such Severance Payments shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Exchange or any of its affiliates. You understand that the Severance Payments made to you represent consideration for signing this Agreement and are not salary, wages or benefits to which you were already entitled. You also acknowledge and represent that you have already received everything to which you were entitled by virtue of your employment relationship with the Exchange.

     3.   Release by You

     (a) You (for yourself, your heirs, assigns or executors) release and forever discharge the Exchange, any of its affiliates, and its and their directors, officers, members, agents and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorney's fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this Agreement becomes effective and enforceable, ("Claims") of any kind, which relate in any way to your employment with the Exchange or the termination of that employment, except those arising out of the

141 W. Jackson Blvd.
Chicago, Illinois 60604-2994
312 435-3500
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March 21, 2001
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performance of this Agreement, your rights under the employee benefit plans of the Exchange and your rights to accrued, unused vacation and sick leave. Such released Claims include, without in any way limiting the generality of the foregoing language, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII or the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended; or the Illinois Human Rights Act.

     (b) In signing this Agreement you acknowledge that you intend that it shall be effective as a bar to each and every one of the Claims herein above mentioned or implied. You expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims herein above mentioned or implied. You acknowledge and agree that this release is an essential and material term of this Agreement and without such release the Exchange would not have made the Severance Payments described in paragraph 2. You further agree that in the event you bring your own Claim in which you seek damages against the Exchange or any other released party, or in the event you seek to recover against the Exchange or any other released party in any Claim brought by a governmental agency on your behalf, this release shall serve as a complete defense to such Claims.


     (c)  By signing this Agreement, you acknowledge that you:

          (1) have been given twenty-one days after receipt of this Agreement within which to consider it;

          (2) have carefully read and fully understand all of the provisions of this Agreement;

          (3) knowingly and voluntarily agree to all of the terms set forth in this Agreement;

          (4) knowingly and voluntarily agree to be legally bound by this Agreement;

          (5) have been advised and encouraged in writing (via this Agreement) to consult with an attorney prior to signing this Agreement;

          (6) understand that this Agreement, including without limitation the release provisions, shall not become effective and enforceable until the eighth day following execution of this Agreement by you, and that at any time prior to the effective day you can revoke this Agreement.
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March 21, 2001
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     4.   Additional Agreements

          (a) You also agree not to disparage the Exchange, or its past and present investors, members, directors, officers or employees, and to keep all confidential and proprietary information about the past or present business affairs of the Exchange confidential unless a prior written release from the Exchange is obtained. Your failure to comply with this provision will result in termination of the Exchange's ongoing obligation to make the severance payments hereunder.

          (b) You further agree that as of the date hereof, you have returned to the Exchange any and all property, tangible or intangible, relating to its business, which you possessed or had control over at any time, including but not limited to company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data, and that you shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

     5.   Confidentiality of this Agreement

          The contents of this Agreement, including but not limited to its financial terms, are strictly confidential. By signing this Agreement you, agree and represent that you will maintain the confidential nature of the Agreement, except (a) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential; (b) as otherwise required by law, in which case you shall notify the Exchange writing in advance of disclosure; and (c) as necessary to enforce this Agreement.

          The Exchange agrees that it will keep the contents of this Agreement confidential, except (a) to its executive staff and governing bodies, as necessary or appropriate, and to its outside counsel and auditors; (b) as otherwise required by law, regulation or in connection with our Registration Statement on Form S-4 concerning our restructuring; and (c) as necessary to enforce this Agreement.

     6.   No Transfer or Assignment

          You and the Exchange agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiary, including for alimony, except to the extent required by law.

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March 21, 2001
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     7.   No Admissions

          This Agreement shall not be construed as an admission of any wrongdoing either by the Exchange, its affiliates, or its and their directors, officers, members, agents or employees.

     8.   No Other Agreement

          This Agreement contains the entire agreement between you and the Exchange. No part of this Agreement may be changed except in writing, executed by both you and the Exchange.

    9.    Governing Law

          This Agreement shall be interpreted in accordance with the laws of the State of Illinois. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provison shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this Agreement.

     10.  Counterparts

          This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

          Please indicate your agreement by signing this Agreement and returning it to us on or before April 11, 2001.

Very truly yours,

/s/ David J. Vitale

David J. Vitale
President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:
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Dated    4/3/01
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